UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Constellation Energy Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAYO A. SHATTUCK III	Constellation Energy Group, Inc.
Chairman of the Board	750 East Pratt Street
Baltimore, Maryland 21202

November 6, 2006

Dear Shareholder:

You are invited to attend our annual meeting of shareholders to be held on Friday, December 8, 2006, at 9:00 a.m. in the Sky Lobby Conference Room, 750 East Pratt Street, in downtown Baltimore. The annual meeting is being held later this year than in the past as we had originally hoped to combine it with a meeting to consider the merger with FPL Group, Inc.

At the meeting, shareholders will be voting on the following business matters: the election of Class I directors, the ratification of our independent registered public accounting firm for 2006 and a shareholder proposal. Please consider the issues presented and vote your shares as promptly as possible.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete your proxy card and return it to us to ensure that your vote is counted. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your continued support of Constellation Energy.

Sincerely,

Mayo A. Shattuck III

Constellation Energy Group, Inc.

750 East Pratt Street

Baltimore, MD 21202

Notice of Annual Meeting of Shareholders

To the Owners of Common Stock of

Constellation Energy Group, Inc.:

Our annual meeting of shareholders will be held on Friday, December 8, 2006 at 9:00 a.m., in the Sky Lobby Conference Room, 750 East Pratt Street, Baltimore, Maryland to:

1.	elect Class I directors to serve for three-year terms expiring in 2009,

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006,

3.	if presented, act on the shareholder proposal described in the attached Proxy Statement, and

4.	transact any other business that properly comes before the meeting, or any adjournment thereof.

The Board of Directors recommends a vote “FOR” each of the Director nominees and ratification of the independent registered public accounting firm and makes no recommendation with respect to the shareholder proposal.

We discuss the above business matters in more detail in the attached Proxy Statement.

Only holders of record of our common stock at the close of business on October 27, 2006 will be entitled to vote.

Charles A. Berardesco

Corporate Secretary

November 6, 2006

Constellation Energy Group, Inc.

Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the annual meeting, and how many votes do they have?

Holders of our common stock who own shares as of the close of business on October 27, 2006 may vote at the meeting. Each share has one vote. There were 180,007,285 shares of common stock outstanding on that date.

When were the enclosed solicitation materials first given to shareholders?

The enclosed proxy card, together with the Notice of Annual Meeting and Proxy Statement, were first sent, or given, to shareholders on or about November 6, 2006. Holders of our common stock were first sent, or given, the 2005 Annual Report on or about April 28, 2006.

If you wish to receive a copy of the 2005 Annual Report, please contact Investor Relations at (410) 783-3647. We also maintain a copy of the 2005 Annual Report on our website at www.constellation.com.

What is a quorum of shareholders?

A quorum is the presence at the annual meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast. Since there were 180,007,285 shares of common stock outstanding on October 27, 2006, the presence of holders of 90,003,643 shares is a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

If a quorum of shareholders is present at the meeting, we need:

•	a plurality of all the votes cast to elect each director nominee,

•	a majority of all the votes cast to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and

•	a majority of all the votes cast to approve the shareholder proposal.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. For all matters, abstentions and broker non-votes will not have any effect on the result of the vote.

How do I vote?

You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards to all of our shareholders.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held in a brokerage account, you will receive a full meeting package including a voting instructions form to vote your shares. Your brokerage firm may permit you to provide voting instructions by telephone or by the Internet. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients’ unvoted shares on certain routine matters. If you do not vote, your brokerage firm may choose to vote for you or leave your shares unvoted. We urge you to respond to your brokerage firm so that your vote will be cast.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We solicit proxy cards that are used to instruct the proxy how to vote so that all common shares may be voted at the annual meeting even if the holders do not attend the meeting.

How will my proxy vote my shares?

If you properly sign and return your proxy card or voting instructions form, your shares will be voted as you direct. If you sign and return your proxy card or voting instructions form but do not specify how you want your shares voted, they will be voted FOR the election of each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm and to ABSTAIN on the shareholder proposal. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting.

How do I vote using my proxy card?

There are three steps.

1.	Vote on each of the matters as follows:

•	Item 1. The names of the nominees for Class I directors to serve three-year terms are listed on your proxy card. You have three options:

•	Option 1. To vote for all of the nominees, you check the box marked “FOR.”

•	Option 2. To vote for some of the nominees and abstain from voting on the rest, you check the box marked “FOR ALL EXCEPT” and then fill in the circle next to each nominee for which you want to abstain from voting or otherwise follow the instructions on the voting instructions form provided by your brokerage firm or employee savings plan trustee.

•	Option 3. To abstain from voting for all of the nominees (that is, not vote for or against any of the nominees), you check the box marked “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or otherwise follow the instructions on the voting instructions form provided by your brokerage firm or employee savings plan trustee.

•	Item 2. Check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote).

•	Item 3. Check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote).

2.	Sign and date your proxy card. If you do not sign and date your proxy card, your votes cannot be counted.

3.	Mail your proxy card in the pre-addressed, postage-paid envelope.

Please check the box on your proxy card if you plan to attend the annual meeting.

Can I vote by proxy even if I plan to attend the annual meeting?

Yes. If you vote by proxy and decide to attend the annual meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.

Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker or through our employee savings plans. Your broker or the plan trustee will send you a proxy card or voting instructions form for these shares. You should vote on each proxy card or voting instructions form you receive and mail it to the address shown on the proxy card or form. If employee savings plan participants do not vote their shares, the plan trustee will vote the shares in the same proportion as the trustee was instructed to vote shares for which it received voting instructions forms.

How can I get only one copy of the Annual Report sent to my home if I currently receive multiple copies?

You may be receiving multiple copies of the Annual Report because you have more than one account, each registered differently with the same mailing address. To receive only one Annual Report you may:

write to:	-or-	call:
American Stock Transfer & Trust Company		1-800-258-0499
Attn: Shareholder Services
59 Maiden Lane
New York, NY 10038

How do I change previous instructions to send only one Annual Report to my home?

Simply call the number noted above or notify our transfer agent at the address indicated in the previous question that you want to receive an Annual Report for each of your accounts (your stock account numbers must be included in the notification).

How do I change my vote?

You may change your vote at any time before the annual meeting by:

•	notifying Charles A. Berardesco, Corporate Secretary, in writing at 750 East Pratt Street, 17th Floor, Baltimore, MD 21202, that you are changing your vote; or

•	completing and sending in another proxy card or voting instruction form with a later date; or

•	attending the annual meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Constellation Energy, on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Constellation Energy pays the cost of soliciting proxies.

MATTERS YOU ARE VOTING ON

Proposal No. 1:    Election of Directors

The Board of Directors is divided into three classes (Class I, Class II and Class III), with one class of directors elected at each annual meeting of shareholders for a three-year term. Douglas L. Becker, Edward A. Crooke, Mayo A. Shattuck III and Michael D. Sullivan have been nominated by the Board of Directors for election as Class I directors at the annual meeting for terms of three years each and until their respective successors are duly elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors, unless the Board reduces the number of directors. Biographical information for each of the nominees and other information about them is presented beginning on page 5. The Board of Directors recommends a vote “FOR” each director nominee.

Proposal No. 2:    Ratification of Appointment of PricewaterhouseCoopers LLP as Independent   Registered Public Accounting Firm for 2006

This proposal is to ratify our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006. See Proposal No. 2 on page 34. The Board of Directors recommends a vote “FOR” this proposal.

Proposal No. 3:    Shareholder Proposal

A shareholder has notified Constellation Energy of its intention to present for consideration at the Annual Meeting a proposal requesting that the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of establishing annual elections for directors. See Proposal No. 3 on page 36. The Board of Directors makes no voting recommendation with respect to this proposal.

Other Business Matters

The Board of Directors is not aware of any other business for the annual meeting. However:

•	if any of the persons named to serve as directors are unable to serve or for good cause will not serve,

•	if any shareholder proposal, which is not in this Proxy Statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or

•	if any matters concerning the conduct of the meeting are presented for action,

then shareholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his or her discretion.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Vote Required; Recommendation of the Board of Directors

Directors are elected by a plurality of the votes cast, assuming a quorum is present. Abstentions and “broker non-votes” have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES.

CLASS I DIRECTOR NOMINEES FOR TERMS TO EXPIRE IN 2009

Douglas L. Becker, age 40, a director since April 1999, has been Chairman and Chief Executive Officer of Laureate Education, Inc. (a company in the education industry) (formerly Sylvan Learning Systems, Inc.) since February 2000 and was President and Co-Chief Executive Officer of Laureate Education, Inc. from February 1991 to February 2000. He is also Founder and Principal of Sterling Capital Partners, an investment company. Mr. Becker is a director of Educate, Inc. and was a director of Baltimore Gas and Electric Company (BGE) from October 1998 to April 1999.

Edward A. Crooke, age 68, a director since April 1999, served as Vice Chairman of Constellation Energy and BGE from October 2000 until December 2001 and has been retired since that time. He previously was Vice Chairman of Constellation Energy from April 1999 until January 1, 2000. He also served as President and Chief Operating Officer of BGE from 1992 to 1998, Vice Chairman from 1998 to 1999 and as a director from 1988 to April 1999. He is also a director of AEGIS Insurance Services, Inc., Associated Electric & Gas Insurance Services, Limited and Baltimore Equitable Society.

Mayo A. Shattuck III, age 52, a director since May 1999, has been Chairman of Constellation Energy since July 2002 and President and Chief Executive Officer since November 2001. Mr. Shattuck has also been Chairman of the Board of Directors of BGE since July 2002. He was Global Head of Investment Banking and Global Head of Private Banking for Deutsche Banc Alex. Brown from June 1999 to October 2001, and held various officer positions during that period. He is also a director of Capital One Financial Corporation, Gap, Inc., the Edison Electric Institute, the Nuclear Energy Institute and the Institute of Nuclear Power Operations.

Michael D. Sullivan, age 66, a director since April 1999, is a private investor, and is a Co-Founder and has been Chairman of the Board of Life Source, Inc. (a company in the nutritional supplements industry) since March 2001. Mr. Sullivan also has been Chairman of the Board of Advancare Health Care, LLC (a company in the home health care industry) since January 2006. From October 1996 to December 2001, Mr. Sullivan was Chairman of the Board of Golf America Stores, Inc. (a company in the golf apparel retailing industry). Mr. Sullivan was a director of BGE from 1992 to April 1999.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2007

James T. Brady, age 66, a director since May 1999, has been the Managing Director – Mid-Atlantic of Ballantrae International, Ltd. (a management consulting firm) since January 2000, and is the former secretary of the Maryland Department of Business & Economic Development, where he served from 1995 to 1998. He was also a managing partner of Arthur Andersen LLP from 1985 to 1995. Mr. Brady is a director of McCormick & Company, Inc., T. Rowe Price Group, Inc. and Aether Holdings, Inc. Mr. Brady also was a director of Constellation Enterprises, Inc. from March 1998 to May 1999.

James R. Curtiss, age 52, a director since April 1999, has been a partner in the law firm of Winston & Strawn since 1993. From 1988 to 1993, he served as a Commissioner of the United States Nuclear Regulatory Commission. He is also a director of Cameco Corporation (owner and operator of uranium mines). Mr. Curtiss was a director of BGE from 1994 to April 1999.

Robert J. Lawless, age 59, a director since January 2002, has been Chairman of the Board, Chief Executive Officer and President of McCormick & Company, Inc. (a company in the food manufacturing industry) since January 1997. He is also a director of Baltimore Life, Inc.

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2008

Yves C. de Balmann, age 60, a director since July 2003, has been Co-Chairman of Bregal Investments (a private equity investing firm) since September 2002. He was Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex. Brown from June 1999 to April 2001, and a Senior Advisor to Deutsche Bank AG from April 2001 to June 2003. He is also a director of ESI Group, a technology company based in France.

Freeman A. Hrabowski, III, age 56, a director since April 1999, has been President of the University of Maryland Baltimore County since 1993. He is also a director of the Baltimore Equitable Society, Broadwing Corporation, McCormick & Company, Inc., Mercantile Bankshares Corporation and Mercantile-Safe Deposit and Trust Company. Dr. Hrabowski was a director of BGE from 1994 to April 1999.

Nancy Lampton, age 64, a director since April 1999, has been Chairman and Chief Executive Officer of American Life and Accident Insurance Company of Kentucky since 1971 and has been Chairman and Chief Executive Officer of its holding company, Hardscuffle, Inc., since January 2000. She is also a director of DNP Select Income Fund, Duff & Phelps Utility and Corporate Bond Trust Inc. and DTF Tax-Free Income Inc. Ms. Lampton was a director of BGE from 1994 to April 1999.

Lynn M. Martin, age 66, a director since October 2003, has been President of The Martin Hall Group LLC, a human resources consulting firm, since January 2005. From 1993 to October 2005, Ms. Martin was an Advisor to Deloitte & Touche LLP, and from 1993 to 1999, she was a Professor at the Kellogg School of Management at Northwestern University. Ms. Martin served as United States Secretary of Labor from 1991 to 1993. Prior to her tenure as Secretary of Labor, she was a member of the United States House of Representatives from 1981 to 1991. She is also a director of The Procter & Gamble Company, Ryder System, Inc., AT&T Inc. and various funds of The Dreyfus Corporation.

DETERMINATION OF INDEPENDENCE

A majority of Constellation Energy’s directors are required to be independent in accordance with New York Stock Exchange listing standards. For a director to be considered independent, the Board of Directors must affirmatively determine that such director has no material relationship with Constellation Energy. When assessing the materiality of a director’s relationship with Constellation

Energy, the Board of Directors considers the issue from both the standpoint of the director and from that of persons and organizations with whom or with which the director has an affiliation. The Board of Directors has adopted standards to assist it in determining if a director is independent. A director shall be deemed to have a material relationship with Constellation Energy and shall not be deemed to be an independent director if:

•	the director has been an employee of Constellation Energy or any of its affiliated entities at any time since January 1, 2003, or an immediate family member of the director has been an executive officer of Constellation Energy or any of its affiliated entities at any time since January 1, 2003; provided that employment of a director as an interim chairman of the Board of Directors or chief executive officer or other executive officer of Constellation Energy shall not disqualify such director from being considered independent following termination of that employment;

•	the director or an immediate family member is a current partner of a firm that is Constellation Energy’s internal or external auditor;

•	the director is a current employee of a firm that is Constellation Energy’s internal or external auditor;

•	the director has an immediate family member who is a current employee of a firm that is Constellation Energy’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	the director or an immediate family member was at any time since January 1, 2003 (but is no longer) a partner or employee of a firm that is Constellation Energy’s internal or external auditor and personally worked on Constellation Energy’s audit within that time;

•	the director or an immediate family member, is, or has been at any time since January 1, 2003, employed as an executive officer of another company where any of Constellation Energy’s present executive officers at the same time serves or served on that company’s compensation committee;

•	the director is a current executive officer or employee, or an immediate family member is a current executive officer, of another company that has made payments to, or received payments from (other than contributions to tax exempt organizations), Constellation Energy for property or services in an amount which, in any of the other company’s last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues; or

•	the director has received, or has an immediate family member who has received, during any twelve-month period since January 1, 2003, more than $100,000 in direct compensation from Constellation Energy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); provided, however, that (i) compensation received by a director for former service as an interim chairman or chief executive officer or other executive officer need not be considered and (ii) compensation received by an immediate family member for service as an employee of Constellation Energy (other than an executive officer) need not be considered.

The Board of Directors has determined that each member of the Board of Directors, other than Mr. Shattuck, who is the chief executive officer of Constellation Energy, has no material relationship with Constellation Energy and is independent under New York Stock Exchange (NYSE) listing standards. In addition, the Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors under NYSE listing standards, Securities and Exchange Commission requirements and other applicable laws, rules and regulations.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met seven times for regularly scheduled meetings and two times for special meetings in 2005. Each of the directors attended 75% or more of the total number of meetings of the Board of Directors and of any committees on which the director served.

The Board of Directors has the following committees:

Executive Committee: This committee may exercise all of the powers of the Board of Directors, except that it may not authorize dividends or the issuance of stock (except in certain limited circumstances authorized by the Board of Directors), recommend to shareholders any action requiring shareholder approval, amend the by-laws, or approve mergers or share exchanges that do not require shareholder approval. The committee met three times in 2005. Mr. Shattuck is Chairman, and Messrs. Crooke and Lawless are members.

Audit Committee: This committee oversees Constellation Energy’s auditing, accounting, financial reporting, risk management, corporate compliance and internal control functions as set forth in its charter. The committee also approves the services provided by Constellation Energy’s independent registered public accounting firm, and monitors and evaluates its performance, the fees paid, and the compatibility of the non-audit services provided by the firm with maintaining the firm’s independence. Each member of the committee is an “audit committee financial expert” as that term is defined in the applicable rules of the Securities and Exchange Commission, and “financially literate” as that term is defined in the listing standards of the NYSE. Mr. Brady currently serves on the audit committees of three other public companies. The Board of Directors has determined that such service does not impair the ability of Mr. Brady to effectively serve on the committee. The committee met eight times in 2005. Mr. Brady is Chairman, and Messrs. Crooke and de Balmann are members. Frank P. Bramble, Sr., a Class I director until his resignation from the Board of Directors on August 10, 2006, was a member of the committee. Upon Mr. Bramble’s resignation, Mr. Crooke became a member of the committee.

Committee on Nuclear Power: This committee monitors the performance and safety at Constellation Energy’s nuclear power plants. The committee met six times in 2005. Mr. Curtiss is Chairman, and Mr. Crooke, Ms. Lampton and Ms. Martin are members.

Compensation Committee: This committee reviews the recommendations of the chief executive officer for candidates for positions as executive officers of Constellation Energy and recommends candidates to the Board of Directors. It reviews and recommends to the Board of Directors compensation for directors, and establishes compensation and reviews perquisites and fringe benefits for the chief executive officer and other executive officers. The committee approves the terms of any severance, change in control or employment contract for the chief executive officer and other executive officers. The committee also oversees succession planning for the chief executive officer and senior management. The committee met eight times in 2005. Mr. Lawless is Chairman, and Messrs. Becker and Sullivan, Dr. Hrabowski and Ms. Martin are members.

Nominating and Corporate Governance Committee: This committee considers and recommends to the Board of Directors nominees for election as directors, including nominees recommended by shareholders. It oversees corporate governance, Board of Directors composition, annual evaluations of the Board of Directors and its committees, and committee structure, membership and functions. The committee periodically reviews Constellation Energy’s Corporate Governance Guidelines and Principles of Business Integrity. The committee met six times in 2005. Mr. Sullivan is Chairman, and Messrs. Becker and Lawless, Dr. Hrabowski and Ms. Martin are members.

Constellation Energy maintains on its website, www.constellation.com, copies of the charters of each of the committees of the Board of Directors, as well as copies of its Corporate Governance Guidelines, Principles of Business Integrity, Corporate Compliance Program and Insider Trading Policy. Copies of these documents are also available in print upon request of Constellation Energy’s Corporate Secretary. The Principles of Business Integrity is a code of ethics which applies to all of our directors, officers and employees, including the chief executive officer, chief financial officer and chief accounting officer. Constellation Energy will post any amendments to, or waivers of, the Principles of Business Integrity applicable to its chief executive officer, chief financial officer or chief accounting officer on its website.

In addition, the Board of Directors has designated the Chairman of the Nominating and Corporate Governance Committee to act as its “Lead Director.” In that capacity, the current Chairman, Mr. Sullivan, has the following duties and authority:

•	presiding at all meetings of the Board of Directors where the Chairman of the Board of Directors is not present;

•	serving as a liaison between the Chairman of the Board of Directors and the independent directors;

•	approving information sent to the Board of Directors, and agendas and meeting schedules for Board of Directors meetings;

•	calling meetings of independent directors;

•	chairing executive sessions of the independent members of the Board of Directors; and

•	serving as contact for shareholder complaints (other than auditing/accounting complaints, for which the Chairman of the Audit Committee is the contact for shareholders).

Interested parties may communicate directly with Mr. Sullivan in his capacity as Lead Director by writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202, or by calling (877) 248-1476.

NOMINATIONS FOR DIRECTOR

The Board of Directors seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, Constellation Energy and its shareholders. Annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors whose terms expire the next year, as well as the overall composition of the Board of Directors, and recommends to the full Board of Directors the slate of director candidates to be nominated for election at the next annual meeting of shareholders. The Board of Directors has adopted a policy whereby the Nominating and Corporate Governance Committee shall consider the recommendations of shareholders with respect to candidates for election to the Board of Directors and the process and criteria for such candidates shall be the same as those currently used by Constellation Energy or otherwise suggested by the Board of Directors or management for director candidates recommended by the Board of Directors.

Constellation Energy’s Corporate Governance Guidelines, a copy of which is maintained on our website, www.constellation.com, include the following criteria that are to be considered by the Nominating and Corporate Governance Committee and Board of Directors in considering candidates for nomination to the Board of Directors:

•	Experience, including leadership experience in business or administrative activities; breadth of knowledge about issues affecting Constellation Energy and the industries/markets in which it operates; and the ability and willingness to contribute special competencies to Board of Directors activities.

•	Personal attributes, including unquestioned personal integrity; loyalty to Constellation Energy and concern for its success and welfare; willingness to criticize and to apply sound business ethics and independent judgment; awareness of the director’s role in Constellation Energy’s corporate citizenship responsibilities and image; availability for meetings and consultation on Constellation Energy matters; broad contacts with relevant business and political leaders; and willingness to assume broad stewardship responsibility on behalf of all constituents for the management of Constellation Energy.

•	Each Board of Directors member is expected to devote sufficient time to carrying out Board of Directors duties and responsibilities effectively and should be committed to serve on the Board of Directors for an extended period of time.

•	Each Board of Directors member is expected to become a shareholder and have a financial stake in Constellation Energy. In this regard, directors are required to, within five years of the later of (a) October 23, 2004, or (b) their initial appointment as a director of Constellation Energy, own Constellation Energy stock or deferred stock units with a value equal to at least five times the amount of their annual cash retainer for service as a director.

•	Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, sex, sexual orientation, ancestry, national origin or disability.

Each of the nominees for director proposed by the Board of Directors is a current director of Constellation Energy, and, as discussed in Determination of Independence beginning on page 6, all of them (other than Mr. Shattuck) have been determined by the Board of Directors to be independent under NYSE listing standards.

A shareholder who wishes to recommend to the Nominating and Corporate Governance Committee a nominee for director for the 2007 annual meeting of shareholders should submit the recommendation in writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted a policy whereby any communications from shareholders of Constellation Energy to the Board of Directors shall be directed to Constellation Energy’s Corporate Secretary, who shall (i) determine whether any of such communications are significant, and promptly forward significant communications to the Board of Directors, and (ii) keep a record of all shareholder communications that the Corporate Secretary deems not to be significant and report such communications to the Board of Directors on a periodic basis, but not less frequently than quarterly.

A Constellation Energy shareholder who wishes to communicate to the Board of Directors may submit such communication in writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202, or call (877) 248-1476.

The Board of Directors has adopted a policy which encourages each director to attend the annual meeting of shareholders. Thirteen of the 14 directors in office as of the date of the 2005 annual meeting of shareholders attended the meeting.

DIRECTORS’ COMPENSATION

Constellation Energy does not pay directors who are also employees of Constellation Energy or its subsidiaries for their service as directors. In 2005, non-employee directors received the following compensation:

•	$50,000 annual retainer, a $10,000 annual retainer for the audit committee chairman and a $5,000 annual retainer for each other committee chairman,

•	common stock award with a value of approximately $50,000, which stock is subject to pro rata forfeiture if board service ceases during the year,

•	$1,250 fee for each regular or special Board of Directors or Board of Directors committee meeting attended, and

•	reasonable travel expenses to attend meetings.

Directors had the opportunity to elect to defer some or all of their retainers in deferred stock units or in a cash account, and to defer some or all of their fees in a cash account. Directors may also defer their common stock award in deferred stock units. Deferred stock units are bookkeeping entries that track the performance of Constellation Energy common stock and are not actual shares of stock. The bookkeeping entries reflect Constellation Energy common stock price changes, dividends, stock splits and other capital changes. At the end of their Board of Directors service, directors receive cash based on the value of their deferred stock units.

Under Constellation Energy’s matching gifts program, Constellation Energy will match up to $10,000 per year in contributions that each director makes to tax-exempt organizations.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

James R. Curtiss, a director of Constellation Energy, is a partner in the law firm of Winston & Strawn. A subsidiary of Constellation Energy paid fees to this firm for legal services rendered in 2005, and expects to pay fees for legal services in 2006.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee of the Board of Directors is to assist the Board of Directors in its oversight of Constellation Energy’s responsibility relating to: (i) the integrity of Constellation Energy’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Constellation Energy’s internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter that was last amended and restated by the Board of Directors in October 2005, a copy of which is attached hereto as Annex A to this proxy statement. Management of Constellation Energy is responsible for the preparation, presentation and integrity of Constellation Energy’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Constellation Energy’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Constellation Energy is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reports and discussions described in this report, we recommended to the Board of Directors that the audited financial statements be included in Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

James T. Brady, Chairman	Frank P. Bramble, Sr.
Yves C. de Balmann

February 22, 2006

STOCK OWNERSHIP

Stock Ownership of Five Percent Beneficial Owners

As of October 27, 2006, to the knowledge of the Board of Directors, the only person beneficially owning more than 5% of Constellation Energy voting securities was:

Name and address of beneficial owner	Title of class	Amount of beneficial ownership	Percent of class
Barclays Bank PLC(1) 54 Lombard Street London, England EC3P 3AH	Common Stock	13,610,383	7.63%

(1)	According to Schedules 13G dated January 31, 2006 and February 9, 2006, Barclays Bank PLC has disclosed that as of December 31, 2005, it, together with certain affiliated entities, directly or indirectly, had sole power to direct the vote of 12,218,738 shares and the sole power to direct the disposition of 13,610,383 shares.

Stock Ownership of Directors and Executive Officers

The following table shows as of October 27, 2006, the beneficial ownership of Constellation Energy common stock of each director, the named executive officers of Constellation Energy shown in the 2005 Summary Compensation Table, and all directors and executive officers as a group. If the individual participates in Constellation Energy’s long-term incentive plans, Shareholder Investment Plan or Employee Savings Plan, those shares are included. Each of the individuals listed in the table beneficially owned less than 1% of the outstanding shares of Constellation Energy common stock. All directors and executive officers as a group beneficially owned approximately 2.5% of the outstanding shares of Constellation Energy common stock. None of them beneficially owned shares of any other class of our or any of our subsidiaries’ equity securities. The address of each executive officer and director is c/o Constellation Energy Group, Inc., 750 East Pratt Street, Baltimore, Maryland 21202.

Name	Beneficial Ownership (Shares of Common Stock)(1)		Deferred Stock Units(2)
Douglas L. Becker	3,350		7,860
James T. Brady	3,654		3,800
Thomas V. Brooks	657,779	(3)	28,914
Edward A. Crooke	58,586		-0-
James R. Curtiss	3,621		11,051
Felix J. Dawson	109,611	(3)	9,481
Yves C. de Balmann	2,052		5,538
Freeman A. Hrabowski, III	3,663		9,418
Nancy Lampton	12,273	(4)	6,133
Robert J. Lawless	3,332		6,591
Lynn M. Martin	2,010		1,200
George E. Persky	103,080	(3)	9,481
Mayo A. Shattuck III	1,786,994	(3)(5)	54,182
E. Follin Smith	504,053	(3)	-0-
Michael D. Sullivan	9,769		4,358
All Directors and Executive Officers as a group (23 individuals)	4,529,267	(3)

(1)	Amounts included in the “Deferred Stock Units” column are not included in this column.
(2)	For non-employee directors, deferred stock units represent the deferral of retainers and restricted stock awards in deferred stock units, as further described in Directors’ Compensation on page 12. For executive officers, deferred stock units represent fully vested restricted stock units that provide for the issuance of shares of common stock to the executive officer five years after the grant date and are subject to restrictions on transfer until that time.
(3)	Includes the following shares that may be acquired upon exercise of stock options that are exercisable on or within 60 days after October 27, 2006: Mr. Brooks, 461,290 shares; Mr. Dawson, 19,900 shares; Mr. Persky, 14,900 shares; Mr. Shattuck, 1,255,151 shares; Ms. Smith, 348,660 shares; and all directors and executive officers as a group, 3,050,167 shares.
(4)	Includes 5,000 shares held by Hardscuffle, Inc. Ms. Lampton disclaims beneficial ownership of such securities.
(5)	Includes 10,000 shares held by a family foundation of which Mr. Shattuck serves as trustee.

EXECUTIVE COMPENSATION

2005 Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	Long-Term Incentive Plan Payout ($)	All Other Compensation ($)(5)
Mayo A. Shattuck III Chairman, President and Chief Executive Officer, Constellation Energy	2005 2004 2003	1,000,000 972,000 900,000	3,001,050 4,000,795 2,600,780	8,306 7,221 6,585	-0- -0- 3,349,984(7)	1,385,571(6) 277,160 -0-	-0- -0- -0-	29,900 30,154 44,077
Thomas V. Brooks Chairman, Constellation Energy Commodities Group, Inc. and Vice Chairman and Executive Vice President, Constellation Energy	2005 2004 2003	250,000 250,000 250,000	5,001,050 4,250,795 3,715,780	-0- 1,400 1,006	1,253,432(8) 752,000(9) 890,684(10)	460,197(6) 103,930 95,950	-0- -0- -0-	-0- -0- -0-
E. Follin Smith Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Constellation Energy	2005 2004 2003	500,000 473,000 375,000	1,501,050 1,500,795 1,125,780	4,568 19,680 7,276	501,393(11) 500,000(12) 1,251,950(13)	369,984(6) 69,290 63,340	-0- -0- -0-	15,046 14,224 40,097
Felix J. Dawson Co-Chief Executive Officer, Constellation Energy Commodities Group, Inc.	2005 2004 2003	200,000 200,000 203,081	5,000,360 2,960,000 1,750,000	-0- -0- -0-	-0- 4,445,322(14) 520,082(15)	-0- -0- 14,900	-0- -0- -0-	6,300 5,385 20,116
George E. Persky Co-Chief Executive Officer, Constellation Energy Commodities Group, Inc.	2005 2004 2003	175,000 175,000 175,000	5,000,360 2,960,000 1,750,000	-0- -0- -0-	-0- 4,445,322(14) 520,082(15)	-0- -0- 14,900	-0- -0- -0-	606 5,190 17,030

Notes to 2005 Summary Compensation Table:

(1)	The amounts in the Bonus column include for certain executives the short-term incentive bonus under the Executive Annual Incentive Plan and a bonus under the disability insurance plan. A breakdown of the 2005 amounts in the Bonus column is shown below.

Name	Short-Term Incentive Cash Bonus ($)	Disability Insurance Plan Bonus ($)	Total ($)
M. A. Shattuck III	3,000,000	1,050	3,001,050
T. V. Brooks	5,000,000	1,050	5,001,050
E. F. Smith	1,500,000	1,050	1,501,050
F. J. Dawson	5,000,000	360	5,000,360
G. E. Persky	5,000,000	360	5,000,360

(2)	Represents payroll taxes paid by Constellation Energy on behalf of the executive.
(3)	The following executives held shares of restricted stock listed below at December 31, 2005:

	Shares #	Market Value ($)
M. A. Shattuck III	50,000	2,880,000
T. V. Brooks	28,022	1,614,067
E. F. Smith	28,229	1,625,990
F. J. Dawson	86,232	4,966,963
G. E. Persky	86,232	4,966,963

The fair market value for the shares held is based on the $57.60 closing price per share for Constellation Energy common stock on December 31, 2005.

(4)	Options were granted to certain executives on February 24, 2005 under Constellation Energy’s Executive Long-Term Incentive Plan and vest and become exercisable in three equal annual installments beginning February 24, 2006. See the Option Tables beginning on page 20.
(5)	For 2005 and 2004, the amounts in the All Other Compensation column represent Constellation Energy’s matching contributions under its savings plans. For 2003, the amounts include for certain executives Constellation Energy’s matching contributions under its savings plans and payout of accrued vacation.
(6)	Includes 334,210, 98,300 and 98,300 options that were granted to Messrs. Shattuck and Brooks and Ms. Smith, respectively, on February 24, 2005 as part of annual long-term incentive awards. Also includes 1,051,361, 361,897 and 271,684 replacement options that were granted to Messrs. Shattuck and Brooks and Ms. Smith, respectively, on December 21, 2005. These options replaced 1,467,387, 498,611 and 392,687 vested options that were exercised by such executive officers at the request of the Compensation Committee for purposes of minimizing the potential amount of excise taxes and tax gross-up payable by Constellation Energy on behalf of the executive officer pursuant to Section 4999 of the Internal Revenue Code. The number of replacement options is equal to the actual options exercised, less the number of shares of common stock actually delivered to the executive officer net of tax withholding. Each executive officer continues to hold all of the resulting value realized upon the exercise of such officer’s vested options in shares of Constellation Energy common stock. The replacement options are fully vested, have an exercise price equal to the fair market value of the Constellation Energy common stock on the date of grant and retain the expiration date of the options that were replaced. See the Option Tables beginning on page 20.
(7)	Represents the following:
(i)	52,285 shares of service-based restricted stock that were granted to Mr. Shattuck on February 26, 2003 that vested one year after the grant date. The shares are valued at the fair market value on the date of grant ($25.82 closing price per share for Constellation Energy common stock on February 26, 2003). Dividends on these shares are paid directly to Mr. Shattuck; and
(ii)	50,441 stock units that were granted to Mr. Shattuck on February 26, 2004, that are fully vested but are subject to transfer restriction until February 26, 2009. The units are valued at fair market value on the date of grant ($39.65 closing price per share for of Constellation Energy common stock on February 26, 2004). Dividend equivalents on these units are accumulated and used to purchase additional units.
(8)	Represents 24,529 shares of service-based restricted stock that were granted to Mr. Brooks on February 24, 2005 that vest ratably over three years beginning February 24, 2006. The shares are valued at the fair market value on the date of grant ($51.10 closing price per share for Constellation Energy common stock on February 24, 2005). Dividends on unvested shares are accumulated and used to purchase additional shares.
(9)	Represents 14,717 stock units that are fully vested but are subject to transfer restriction until February 24, 2010. The units are valued at fair market value on the date of grant ($51.10 closing price per share for Constellation Energy common stock on February 24, 2005). Dividend equivalents on these units are accumulated and used to purchase additional units.
(10)	Represents the following:
(i)	24,206 shares of service-based restricted stock that were granted to Mr. Brooks on February 26, 2003 that vested one year after the grant date. The shares are valued at the fair market value on the date of grant ($25.82 closing price per share for Constellation Energy common stock on February 26, 2003). Dividends on these shares were paid directly to Mr. Brooks;

(ii)	5,420 shares of service- and performance-based restricted stock that were granted at target to Mr. Brooks on May 2, 2003 under Constellation Energy’s Executive Long-Term Incentive Plan and that were subject to payout based on Constellation Energy’s 2003 total shareholder return (TSR) relative to the 2003 TSR of Constellation Energy’s peers. These target shares are valued at fair market value on the date of grant ($28.77 closing price per share for Constellation Energy common stock on May 2, 2003). Shares paid out based on Constellation Energy’s 2003 relative TSR performance vest ratably over three years beginning May 2, 2004. Dividends on unvested shares are accumulated and used to purchase additional shares; and
(iii)	2,768 shares of service-based restricted stock that were granted to Mr. Brooks on February 26, 2004 based on Constellation Energy’s 2003 relative TSR performance above target. These shares are valued at fair market value on the date of grant ($39.65 closing price per share for Constellation Energy common stock on February 26, 2004). Shares vest ratably over three years beginning May 2, 2004. Dividends on unvested shares are accumulated and used to purchase additional shares.
(11)	Represents 9,812 shares of service-based restricted stock that were granted to Ms. Smith on February 24, 2005 that vest ratably over three years beginning February 24, 2006. The shares are valued at the fair market value on the date of grant ($51.10 closing price per share for Constellation Energy common stock on February 24, 2005). Dividends on unvested shares are accumulated and used to purchase additional shares.
(12)	Represents 12,610 shares of service-based restricted stock that were granted to Ms. Smith on February 26, 2004 that vest ratably over three years beginning February 26, 2005. The shares are valued at the fair market value on the date of grant ($39.65 closing price per share for Constellation Energy common stock on February 26, 2004). Dividends on unvested shares are accumulated and used to purchase additional shares.
(13)	Represents the following:
(i)	13,555 shares of service-based restricted stock that were granted to Ms. Smith on February 26, 2003 that vested one year after the grant date. The shares are valued at the fair market value on the date of grant ($25.82 closing price per share for Constellation Energy common stock on February 26, 2003). Dividends on these shares are paid directly to Ms. Smith;
(ii)	13,020 shares of service- and performance-based restricted stock that were granted at target to Ms. Smith on May 2, 2003 under Constellation Energy’s Executive Long-Term Incentive Plan and that were subject to payout based on Constellation Energy’s 2003 TSR relative to the 2003 TSR of Constellation Energy’s peers. These target shares are valued at fair market value on the date of grant ($28.77 closing price per share for Constellation Energy common stock on May 2, 2003). Shares paid out based on Constellation Energy’s 2003 relative TSR performance vest ratably over three years beginning May 2, 2004. Dividends on unvested shares are accumulated and used to purchase additional shares; and
(iii)	12,739 shares of service-based restricted stock that were granted to Ms. Smith on February 26, 2004 and 561 shares of service-based restricted stock that were granted to Ms. Smith on March 25, 2004, based on Constellation Energy’s 2003 relative TSR performance above target. These shares are valued at fair market value on the date of grant (closing price per share for Constellation Energy common stock on February 26, 2004 of $39.65 and on March 25, 2004 of $39.70). Shares vest ratably over three years beginning May 2, 2004. Dividends on unvested shares are accumulated and used to purchase additional shares.
(14)	Represents the following:
(i)	38,069 shares of service-based restricted stock that were granted to each of Messrs. Dawson and Persky on February 24, 2005 that vest ratably over three years beginning February 24, 2006. The shares are valued at the fair market value on the date of grant ($51.10 closing price per share for Constellation Energy common stock on February 24, 2005). Dividends on unvested shares are accumulated and used to purchase additional shares; and
(ii)	65,138 shares of service-based restricted stock that were granted to each of Messrs. Dawson and Persky on June 1, 2004 that vest ratably over three years beginning June 1, 2005. The shares are valued at the fair market value on the date of grant ($38.38 closing price per share for Constellation Energy common stock on June 1, 2004). Dividends on unvested shares are accumulated and used to purchase additional shares.
(15)	Represents the following:
(i)	3,470 shares of service- and performance-based restricted stock that were granted at target to each of Messrs. Dawson and Persky on May 2, 2003 under Constellation Energy’s Management Long-Term

Incentive Plan and that were subject to payout based on Constellation Energy’s 2003 total shareholder return (TSR) relative to the 2003 TSR of Constellation Energy’s peers. These target shares are valued at fair market value on the date of grant ($28.77 closing price per share for Constellation Energy common stock on May 2, 2003). Shares paid out based on Constellation Energy’s 2003 relative TSR performance vest ratably over three years beginning May 2, 2004. Dividends on unvested shares are accumulated and used to purchase additional shares;

(ii)	1,772 shares of service-based restricted stock that were granted to each of Messrs. Dawson and Persky on February 26, 2004 based on Constellation Energy’s 2003 relative TSR performance above target. These shares are valued at fair market value on the date of grant ($39.65 closing price per share for Constellation Energy common stock on February 26, 2004). Shares vest ratably over three years beginning May 2, 2004. Dividends on unvested shares are accumulated and used to purchase additional shares; and
(iii)	8,827 stock units that are fully vested but are subject to transfer restriction until February 26, 2009. The units are valued at fair market value on the date of grant ($39.65 closing price per share for Constellation Energy common stock on February 26, 2004). Dividend equivalents on these units are accumulated and used to purchase additional units.

Option Grant Table

The following table shows the number of options to purchase Constellation Energy common stock that was granted by Constellation Energy during 2005 to each person named in the 2005 Summary Compensation Table beginning on page 16.

STOCK OPTION GRANTS IN 2005

Individual Grants

Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(3)

M. A. Shattuck III	334,210	(1)	8.7	50.96	2/24/15	2,550,022
	75,874	(2)	2.0	58.33	2/26/14	374,059
	975,487	(2)	25.4	58.33	2/5/12	4,809,151

T. V. Brooks	98,300	(1)	2.6	50.96	2/24/15	750,029
	102,330	(2)	2.7	58.33	11/12/11	504,487
	45,918	(2)	1.2	58.33	5/2/13	226,376
	185,198	(2)	4.8	58.33	5/24/12	913,026
	28,451	(2)	0.7	58.33	2/26/14	140,263

E. F. Smith	98,300	(1)	2.6	50.96	2/24/15	750,029
	46,759	(2)	1.2	58.33	11/12/11	230,522
	18,618	(2)	0.5	58.33	2/26/14	91,787
	29,301	(2)	0.8	58.33	5/2/13	144,454
	141,067	(2)	3.7	58.33	2/5/12	695,460
	35,939	(2)	0.9	58.33	5/24/12	177,179

F. J. Dawson	—		—	—	—	—

G. E. Persky	—		—	—	—	—
(1)	Represents an option grant made on February 24, 2005 pursuant to Constellation Energy’s Executive Long-Term Incentive Plan with an exercise price equal to the fair market value of Constellation Energy common stock on the date of grant ($50.96 average of high and low price per share for Constellation Energy common stock on February 24, 2005). The option grant vests and becomes exercisable in three equal annual installments beginning on February 24, 2006.
(2)	Represents replacement options granted to Messrs. Shattuck and Brooks and Ms. Smith on December 21, 2005 with an exercise price equal to the fair market value of Constellation Energy common stock on the date of grant ($58.33 average of high and low price per share) following the exercise of all vested options held by such executive officers at the request of the Compensation Committee. The replacement options are fully vested. These options replaced 1,467,387, 498,611 and 392,687 vested options that were exercised by Messrs. Shattuck and Brooks and Ms. Smith, respectively, at the request of the Compensation Committee for purposes of minimizing the potential amount of excise taxes and tax gross-up payable by Constellation Energy on behalf of the executive officer pursuant to Section 4999 of the Internal Revenue Code. The number of replacement options is equal to the actual options exercised, less the number of shares of common stock actually delivered to the executive officer net of tax withholding. Each executive officer continues to hold all of the resulting value realized upon the exercise of such officer’s vested options in shares of Constellation Energy common stock.
(3)	Based on Black-Scholes option pricing model. The following assumptions were used in calculating the Grant Date Present Values:

Grant Date	Dividend Yield	Risk-Free Rate of Return	Adjustment for Risk of Forfeiture	Expected Volatility	Option Term	Expected Life		Black- Scholes Value
2/24/05	3.00%	3.87%	3.00%	17.52%	10 yrs.	5 yrs.		$7.63
12/21/05	3.00%	4.34%	0%	20.30%	6-9 yrs.	1 yr.	*	$4.93
*	Options granted on December 21, 2005 that had been expected to be cancelled upon completion of the proposed merger with FPL Group. Constellation Energy and FPL Group terminated their merger agreement on October 24, 2006.

Aggregated Option Exercises and Year End Option Values

AGGREGATED OPTION EXERCISES IN 2005

AND OPTION VALUES AT DECEMBER 31, 2005

Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)(1)		Number of Securities Underlying Unexercised Options at December 31, 2005 Exercisable/Unexercisable (#)	Value of Unexercised In-the-Money Options at December 31, 2005 Exercisable/Unexercisable ($)(2)

M. A. Shattuck III	1,467,387	43,527,637	(3)	1,051,361/518,983	0/5,539,525
T. V. Brooks	498,611	14,303,649	(4)	361,897/199,569	0/2,818,572
E. F. Smith	445,147	13,143,954	(5)	271,684/165,606	0/2,090,643
F. J. Dawson	40,000	1,056,229		14,933/4,967	448,571/143,000
G. E. Persky	—	—		9,933/4,967	285,971/143,000
(1)	On December 21, 2005, at the request of the Compensation Committee, Messrs. Shattuck and Brooks and Ms. Smith exercised all vested options held by them, including options to purchase 550,000 shares held by Mr. Shattuck for which the Compensation Committee accelerated vesting (the “Exercised Options”).
(2)	Based on $57.60, the closing price per share of Constellation Energy common stock on December 31, 2005.
(3)	The value realized consists of the pre-tax value of shares issued to Mr. Shattuck upon the exercise of the Exercised Options. After tax withholding, Mr. Shattuck holds all of the resulting value realized in 416,026 shares of Constellation Energy common stock.
(4)	The value realized consists of the pre-tax value of shares issued to Mr. Brooks upon the exercise of the Exercised Options. After tax withholding, Mr. Brooks holds all of the resulting value realized in 136,714 shares of Constellation Energy common stock.
(5)	The value realized includes the pre-tax value of shares issued to Ms. Smith upon the exercise of the Exercised Options. After tax withholding, Ms. Smith holds all of the resulting value realized in 121,003 shares of Constellation Energy common stock.

Long-Term Incentive Plan Awards Table

Target awards of performance units were made for the three-year performance period that began January 1, 2005 pursuant to Constellation Energy’s Executive Long-Term Incentive Plan. Each performance unit is equivalent to one dollar ($1.00). The value of the performance unit award payouts is dependent on Constellation Energy’s total shareholder return for the three-year performance period relative to the total shareholder return of either investment grade large- and mid-cap companies in the Dow Jones Electricity and Multiutilities Indexes or companies in the S&P 500 Index. The performance measures used to determine the performance unit award payouts are discussed in additional detail in the Report of Compensation Committee on Executive Compensation beginning on page 29. After the end of the three-year performance period, awards will be paid out 50% in cash and 50% in cash or equity at the discretion of the Compensation Committee.

The following table reports potential payouts of performance units awarded to the persons named in the 2005 Summary Compensation Table beginning on page 16. The threshold, target and maximum awards are equal to 50%, 100% and 200%, respectively, of the performance unit target award, for the Dow Jones Electricity and Multiutilities Indexes measure and 50%, 75% and 150%, respectively, of the performance unit target award, for the S&P 500 Index measure. Payouts are interpolated between award levels.

Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Dow Jones Electricity and Multiutilities Indexes Measure			S&P 500 Index Measure
			Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
M. A. Shattuck III	2,550,000	1/1/05 to 12/31/07	1,275,000	2,550,000	5,100,000	1,275,000	1,912,500	3,825,000
T. V. Brooks	750,000	1/1/05 to 12/31/07	375,000	750,000	1,500,000	375,000	562,500	1,125,000
E. F. Smith	750,000	1/1/05 to 12/31/07	375,000	750,000	1,500,000	375,000	562,500	1,125,000
F. J. Dawson	—	—	—	—	—	—	—	—
G. E. Persky	—	—	—	—	—	—	—	—

Pension Benefits

Mr. Shattuck and Ms. Smith participate in the Senior Executive Supplemental Plan. Under the plan, at retirement a participant must be at least age 55 with 10 or more years of vesting service or at least age 62 with five or more years of vesting service to be entitled to any benefits. Benefits paid before age 62 are reduced for early receipt. Mr. Shattuck’s normal retirement annuity benefit under the plan, which is available at age 62 with five or more years of vesting service, will be computed at 60% of covered earnings. At December 31, 2005, based on his current age of 51 and four years and two months of vesting service, Mr. Shattuck was not eligible for benefits under the plan as he did not meet the age and service requirements.

Normal retirement annuity benefits available under the plan at age 62 for Ms. Smith accrue at 5.5% per year of benefit service, up to a maximum annuity benefit of 55% of covered earnings. At December 31, 2005, based on her current age of 46 and four years and seven months of vesting service, Ms. Smith was not eligible to receive benefits under the plan as she did not meet the age and service requirements. As of that date, she has accrued benefits equal to 25.2% of covered earnings, which would be available at age 62 if she meets the service requirement.

Covered earnings are equal to the average of the highest two of the last five years’ base pay amounts plus the average of the highest two of the last five years’ annual incentive award amounts. Benefits payable under the plan are paid in periodic installments unless a participant elects a lump sum. Plan participants are entitled to a 50% survivor annuity benefit at no cost. The benefits computed under the Senior Executive Supplemental Plan will be offset by benefits under the qualified employee pension plan applicable to most employees but will not be offset for Social Security.

Vesting of accrued benefits under the Senior Executive Supplemental Plan accelerate when any of these events occur: employment termination, demotion or loss of benefit eligibility without cause; a change in control of Constellation Energy followed within two years by the executive’s demotion, employment termination or loss of benefit eligibility; or reduction of previously accrued benefits. As a result of such accelerated vesting, the executive would be entitled to a lump sum payout of the vested amount from the applicable pension plan after employment termination.

Mr. Brooks’, Mr. Dawson’s and Mr. Persky’s normal retirement lump sum benefits, which are available at age 65 under the Benefits Restoration Plan, accrue in accordance with the benefit formula of the qualified employee pension plan but without regard to Internal Revenue Service limitations. Under the plan, a lump sum benefit is computed based on covered earnings multiplied by a total credit percentage. Covered earnings are equal to the average of the highest three of the last five years’ base pay plus annual incentive. The total credit percentage is equal to the sum of the credit percentages based on the following formula—5% per year of service through age 39, 10% per year of service from age 40 to age 49, and 15% per year of service after age 49. Mr. Brooks’, Mr. Dawson’s and Mr. Persky’s lump sum benefits under the plan at normal retirement age 65 will total 341%, 362% and 371%, respectively, of final average salary and bonus, and will be offset by the benefits under the qualified employee pension plan applicable to most employees, but will not be offset by Social Security. No benefits are available under the plan until a participant has at least five years of service. At December 31, 2005, Mr. Brooks was age 43 and had four years and nine months of service, Mr. Dawson was age 38 and had four years and nine months of service and Mr. Persky was age 35 and had four years and nine months of service. Benefits payable under the plan are paid in periodic installments unless a participant elects a lump sum.

If Mr. Shattuck or Ms. Smith terminate employment after five years of service but prior to meeting the eligibility requirements for benefits under the Senior Executive Supplemental Plan, (i.e., before reaching age 55 with 10 or more years of vesting service or age 62 with five or more years of vesting service), they would be eligible to receive benefits under the Benefits Restoration Plan calculated in the same manner as described above with respect to Messrs. Brooks, Dawson and Persky. At December 31, 2005, Mr. Shattuck was age 51 and had four years and two months of service and Ms. Smith was age 46 and had four years and seven months of service.

Under the Supplemental Benefits Plan, each executive is also entitled to personal financial, tax and estate planning benefits that continue during the year of retirement plus the next two calendar years. If a retired executive continues to serve as a member of the Board of Directors, the personal financial, tax and estate planning benefit period extends until Board of Directors membership ceases.

Covered earnings used to compute pension benefits for the individuals named in the 2005 Summary Compensation Table beginning on page 16 as of December 31, 2005 were as follows:

M. A. Shattuck III	$4,486,000
T. V. Brooks	3,133,300
E. F. Smith	1,986,500
F. J. Dawson	400,000
G. E. Persky	375,000

Constellation Energy sponsors the Nonqualified Deferred Compensation Plan that provides the opportunity for eligible employees including the individuals named in the 2005 Summary Compensation Table beginning on page 16 to defer certain compensation including base salary and annual incentives. Under the plan, Constellation Energy matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under the Constellation Energy qualified employee 401(k) plan (match of 50% up to the first 6% of employee salary deferral). Nonqualified Deferred Compensation Plan participants may elect to invest their plan account balances in investment options that substantially mirror the qualified employee 401(k) plan options. Plan participants do not pay taxes on amounts deferred, company contributions, or earnings thereon, until amounts are distributed from the Nonqualified Deferred Compensation Plan. An executive’s benefits under the Nonqualified Deferred Compensation Plan always are fully vested and are payable after employment termination.

Constellation Energy previously funded a rabbi trust to secure benefits accrued through December 31, 2002 under the Senior Executive Supplemental Plan. Constellation Energy’s last contribution to the trust was made during 2003. Constellation Energy currently funds a rabbi trust for the Nonqualified Deferred Compensation Plan. Contributions to the trust include the amount of participant deferred compensation and employer matching contributions. These rabbi trusts do not increase the amount of supplemental pension benefits or deferred compensation.

A copy of the following Constellation Energy plans may be found in Constellation Energy’s reports as follows: Senior Executive Supplemental Plan—Exhibit 10(e) to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; Benefits Restoration Plan—Exhibit 10(m) to the Annual Report on Form 10-K for the year ended December 31, 2001; Supplemental Benefits Plan—Exhibit 10(p) to the Annual Report on Form 10-K for the year ended December 31, 2001; and Nonqualified Deferred Compensation Plan—Exhibit 10(c) to the Annual Report on Form 10-K for the year ended December 31, 2002.

Severance, Employment and Other Agreements

Each of Messrs. Shattuck and Brooks and Ms. Smith is a party to a change in control severance agreement with Constellation Energy. In November 2005, the Compensation Committee approved amendments to these agreements, which are reflected in amended and restated agreements that were executed in December 2005 and January 2006 (Change in Control Agreements).

If the named executive officer’s employment terminates at any time during the two-year period following completion of a change in control and it is a “qualifying termination” (which is termination by Constellation Energy without cause or resignation with good reason), the named executive officer, other than Mr. Brooks, would become entitled to receive the following additional payments and benefits:

•	a lump-sum cash severance payment equal to three times the sum of (i) the named executive officer’s then-current annual base salary or the named executive officer’s annual base salary at the time of the change in control, whichever is higher, plus (ii) the named executive officer’s average annual incentive bonus (calculated as the average of the executive’s two highest annual incentive bonus amounts in the past five years, measured from the date of the change in control or the date of termination of employment, whichever is higher);

•	a lump-sum cash payment in respect of enhanced supplemental retirement benefits under Constellation Energy’s Senior Executive Supplemental Plan, calculated as of the date of termination of employment or change in control, whichever is greater, by (a) waiving any age and service eligibility requirements, (b) using a deemed average annual incentive bonus amount in lieu of any other annual incentive bonus amount, (c) adding three years of executive level service to the named executive officer’s actual service, and (d) for the purposes of computing the present value of the benefit that otherwise would be paid to the named executive officer at age 62, adding three years to the executive’s age; and

•	health and life insurance benefits for specified periods.

If Mr. Brooks’ employment terminates at any time during the two year period following completion of a change in control transaction and it is a “qualifying termination,” Mr. Brooks would become entitled to a lump-sum cash severance payment equal to the lesser of $5,000,000 and two times the sum of (i) his then-current annual base salary or his annual base salary at the time of completion of the change in control transaction, whichever is higher, plus (ii) his average annual incentive bonus (calculated as the average of the two highest annual incentive bonus amounts in the past five years, measured from the date of the change in control or the date of termination of employment, whichever is higher).

If a named executive officer who is party to a Change in Control Agreement is subject to the excise tax as a result of Section 4999 of the Internal Revenue Code, and is required to make a payment due to the application of this section, the named executive officer will receive a gross up payment such that he or she is placed in the same after-tax position as if no excise tax had been imposed. In addition, Constellation Energy has the right to delay payments to comply with Section 409A of the Internal Revenue Code and the obligation to notify the named executive officer if a payment would be subject to Section 409A, as well as to negotiate reasonably and in good faith to amend the terms of the arrangements between the named executive officer and Constellation Energy to comply with Section 409A of the Internal Revenue Code. Constellation Energy has also agreed not to take actions (without the named executive officer’s written consent) that would expose any benefits or payments to the named executive officer to additional taxes under Section 409A of the Internal Revenue Code and to hold the named executive officer harmless for any action Constellation Energy may take in violation of these obligations.

Under the terms of their Change in Control Agreements, the named executive officers will receive a grant of “replacement” options to purchase a number of shares of Constellation Energy common stock equal to the number of shares subject to options that the named executive officer holds and that are cancelled and cashed out upon completion of a change in control transaction. The replacement options will be subject to the same vesting terms and expiration dates as options that were cancelled, except that (a) the exercise price of the replacement options will be the higher of the exercise price of the cancelled options or the fair market value of the Constellation Energy common stock at the time the replacement options are granted and (b) the replacement options will have the same vesting terms that the cancelled options had prior to any vesting acceleration as a result of the change in control. The replacement options will automatically vest if, within two years following the completion of a change in control transaction, Constellation Energy terminates the named executive officer’s employment without “cause” or the named executive officer resigns for “good reason” (in each case, as defined in the Change in Control Agreement).

In July 2004, Ms. Smith entered into an employment agreement with Constellation Energy for an initial term of three years. Each July 1, beginning July 1, 2005, the agreement is extended automatically for an additional one year unless one party provides written notice to the other not to so extend. The term of the employment agreement has been extended until July 1, 2009. Under the terms of the agreement, Ms. Smith serves as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Constellation Energy at a minimum annual base salary of $500,000. During the term of the agreement, Ms. Smith’s annual incentive opportunity target will be 100% of annual base salary, with a minimum annual opportunity of 0% of annual base salary and a maximum annual opportunity of 300% of annual base salary, based on Constellation Energy and individual performance. The agreement also provides for an annual grant of a long-term incentive opportunity with a value at grant of $1,000,000 and an annual grant of service-based restricted stock with a value of $500,000 with three-year ratable vesting. In the event of termination of Ms. Smith’s employment by Constellation Energy without cause or Ms. Smith’s resignation from employment with Constellation Energy for good reason, Ms. Smith will receive (a) the portion of her annual base salary that has been earned but not yet paid, (b) a pro-rated annual incentive award paid at target, (c) a lump sum cash payment of $4,500,000, (d) accelerated vesting of non-performance-based equity awards, (e) payment of any performance-based equity award earned by Ms. Smith under a long-term incentive plan based on Constellation Energy’s performance when such awards are payable to other participants, (f) health and dental benefits under Constellation Energy’s employee plans or substantially equivalent benefits for the remainder of the then current term of the employment agreement or, if later, two years from the date of termination and (g) 60 days of outplacement services at a cost not to exceed $50,000. Ms. Smith is required to release Constellation Energy and its subsidiaries from legal claims as a condition to receiving the benefits.

Ms. Smith’s employment agreement supersedes any prior agreements between her and Constellation Energy except her Change in Control Agreement. In the event Ms. Smith is entitled to payments under both the employment agreement and the Change in Control Agreement, she will receive payments and benefits under the agreement most beneficial to her.

COMMON STOCK PERFORMANCE GRAPHS

5-Year Performance Graph

The following graph assumes $100 was invested on December 31, 2000 in Constellation Energy common stock and compares the share price performance with the S&P 500 Index and the S&P 500 Electric Utilities Index. Total return is computed assuming reinvestment of dividends.

1-Year Performance Graph

The following graph assumes $100 was invested on December 31, 2004 in Constellation Energy common stock and compares the share price performance with the S&P 500 Index and the S&P 500 Electric Utilities Index. Total return is computed assuming reinvestment of dividends.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee is responsible for executive compensation policies. We also approve all compensation and benefit plans, specific salary amounts, and other compensation awards for individual executive officers. All of our Committee members are independent directors.

Philosophy

We design compensation policies to encourage executives to manage Constellation Energy in the best long-term interests of its shareholders and to enable Constellation Energy to attract and retain highly motivated executives with outstanding skills and who are best suited to drive its success over the long term. The Committee has retained an outside executive compensation consultant as our advisor in the areas of executive compensation and benefits.

The Committee references Constellation Energy’s comparative labor markets for the purposes of establishing executive compensation and benefits. The applicable labor markets correspond with Constellation Energy’s executive hiring experience, and include companies whose executives have similar roles and responsibilities and are representative of industries relevant to Constellation Energy’s businesses. Peer groups are reflective of the industries and labor markets in which Constellation Energy competes for executives, and general industry companies of similar size to Constellation Energy.

The elements of executive compensation are:

•	base salary,

•	short-term incentive awards, and

•	long-term incentive awards.

The Committee’s philosophy is that base salary should be linked to the median level of the relevant labor market. The aggregate of an executive’s base salary and target short-term incentive awards should approximate the median level of the relevant labor market for average performance, and base salary and actual short-term incentive award payouts should approximate the 75th percentile for superior personal and company performance. Long-term incentive award grants should bring target total direct compensation to approximately the 50th percentile of the relevant labor market. Under this approach, a high proportion of executive compensation is “at risk” in the form of short- and long-term incentive opportunities. As described below, staff and business unit and individual performance are among the criteria we use in determining base salary, and are key components in determining both short-term and long-term incentive awards. Also, stock-based compensation such as stock options and restricted stock link a significant portion of long-term compensation to stock price appreciation realized by all Constellation Energy shareholders.

In addition, executives receive various company-provided perquisites. The Committee reviewed the type and level of perquisites provided to executive officers, and determined that the perquisites provided during 2005 were reasonable. During 2005, the incremental cost to Constellation Energy of the perquisites provided to any executive officer did not exceed $50,000.

The Committee has also established stock ownership guidelines for Constellation Energy’s executives. The guidelines seek to align the interests of these executives with the interests of shareholders, by encouraging long-term value creation by requiring each executive to acquire holdings of Constellation Energy stock with a value equal to established multiples of base salary. For those executives who are members of Constellation Energy’s executive management committee, the stock ownership guidelines are:

• Chief Executive Officer	7 times base salary
• Executive Vice Presidents	5 times base salary
• Senior Vice Presidents	3 times base salary

Under the guidelines, Messrs. Brooks, Dawson and Persky are required to acquire holdings of Constellation Energy stock with a value equal to the average of their base salary plus short-term incentive awards plus long-term incentive awards over the prior three years.

Annual Cash Compensation

Base Salary. We used compensation data developed by well recognized compensation consulting firms, the Committee’s compensation philosophy and our assessment of individual, staff and business unit performance to determine base salary increases for executives in 2005. Mr. Shattuck’s 2005 base salary was unchanged from 2004 remaining at $1 million.

Short-Term Incentives. Bonus payments under the 2002 Executive Annual Incentive Plan approved by shareholders in 2002 (the “Executive Annual Incentive Plan”) for Mr. Shattuck and other executives represent the short-term incentive component of executive compensation. The Committee considered bonuses for Mr. Shattuck and the other executives based on achievement of corporate financial and business plan objectives, and individual performance.

At the beginning of 2005, the Committee determined the appropriate short-term incentive amount at target performance for each executive except Messrs. Brooks, Dawson and Persky. The Committee then established annual incentive performance metrics for different 2005 adjusted earnings per share ranges for each level of performance. The Committee also established the maximum annual incentive award opportunity available to each executive including Messrs. Brooks, Dawson and Persky.

Constellation Energy’s 2005 adjusted earnings per share was in excess of the target performance level established by the Committee at the beginning of the year. Compared to 2004, adjusted earnings per share was up 16%, exceeding the top end of Constellation Energy guidance. In determining actual bonus payments to be made to each executive, the Committee also assessed individual and business and staff unit performance against the pre-established quantitative and qualitative measures, and also took into account the following accomplishments: Constellation Energy’s superior earnings growth rate compared to comparable companies; Constellation Energy’s wholesale competitive supply business had a strong year with new origination up 99% driven by strong portfolio management and trading performance and a prospering coal and gas business; Constellation Energy’s generation business and corporate staff realized productivity benefits of $90 million, $10 million over the pre-established target; the further strengthening of Constellation Energy’s balance sheet by continued reduction of the debt to capital ratio; Constellation Energy was named the Most Admired Energy Company in North America by FORTUNE Magazine, received the 2005 Edison Award from the Edison Electric Institute, the power industry’s highest honor, and ranked as the top utility in Business Week’s annual evaluation of the best performing companies in the S&P 500 stock index. Based on this review, the Committee authorized bonus payments for 2005 performance to Mr. Shattuck and the other named executives, as shown in the column in the 2005 Summary Compensation Table beginning on page 16 titled Annual Compensation—Bonus.

Long-Term Incentives

The Constellation Energy Executive Long-Term Incentive Plan allows various types of awards that are linked to corporate performance, including stock options as well as restricted stock, restricted stock units and performance units subject to performance-based contingencies. Outstanding grants under the Plan include performance-based restricted stock, performance units and stock options. The value of these long-term incentive grants correlates to future performance, as performance-based restricted stock and performance unit grants are subject to forfeiture if performance criteria are not satisfied and stock options provide value to the executive only to the extent the market price of Constellation Energy common stock appreciates over the option term. Most grants are subject to forfeiture if the executive’s employment terminates for certain reasons during the applicable performance period.

2005 Grants. In February 2005, the Committee made grants to Mr. Shattuck and certain other executives under the Executive Long-Term Incentive Plan at levels designed to provide appropriate long-term performance incentives. The amount of the grants made to each executive was determined taking into account market compensation data, corporate, business and staff unit and individual performance. The grants consisted of the following:

•	50% of the grant value was delivered in non-qualified stock options with ratable vesting over three years. Awards become exercisable in three equal annual installments on February 24, 2006, February 24, 2007 and February 24, 2008. These options provide a reward for stock price appreciation over a long-term period of up to 10 years, seeking to align the interests of the executives with those of shareholders. The options granted are included in the column of the 2005 Summary Compensation Table beginning on page 16 titled Long-Term Compensation—Securities Underlying Options and in the Option Tables beginning on page 20.

•	The remaining 50% of the grant value was delivered in the form of performance units that vest at the end of the three-year performance period. The performance units were granted at target and are paid out only if Constellation Energy meets performance objectives established by the Committee. The primary performance criteria is Constellation Energy’s 2005-2007 total shareholder return (TSR) relative to investment grade large- and mid-cap companies in the combined Dow Jones Electricity and Multiutilities Indexes. If Constellation Energy’s TSR is below a minimum threshold during the performance period, then Constellation Energy’s TSR will be measured against the TSR of companies in the S&P 500 Index. The potential payouts of performance units to Mr. Shattuck and certain other executives under the primary and secondary performance measures are shown in the Long-Term Incentive Plan Awards Table beginning on page 21.

Also in February 2005, the Committee made grants of service-based restricted stock under Constellation Energy’s long-term incentive plans to certain named executive officers, which vest ratably over three years. Dividends are automatically reinvested. The dollar value of the restricted stock granted is shown in the column of the 2005 Summary Compensation Table beginning on page 16 titled Long-Term Compensation—Restricted Stock Awards.

In December 2005, the Committee requested four executive officers, including Messrs. Shattuck and Brooks and Ms. Smith, to exercise all vested options held by them, including options to purchase 550,000 shares held by Mr. Shattuck for which the Committee accelerated vesting, for purposes of minimizing the amount of excise taxes and tax gross-up which might be payable by Constellation Energy on behalf of each executive officer pursuant to Section 4999 of the Internal Revenue Code. Following the exercise of such vested options, the Committee granted replacement options to each of the executive officers that are fully vested, have an exercise price equal to the fair market value of Constellation Energy common stock on the date of grant and retain the expiration date of the options that were replaced. The number of replacement options is equal to the actual options exercised, less the number of shares of common stock actually delivered to the executive officer net of tax withholding. Each executive officer continues to hold all the resulting value realized upon the exercise of such officer’s vested options in shares of Constellation Energy common stock. The replacement options granted are included in the column of the 2005 Summary Compensation Table beginning on page 16 titled Long-Term Compensation—Securities Underlying Options. The option exercises and replacement option grants also are included in the Option Tables beginning on page 20.

Policy Concerning $1 Million Deduction Limitation

Section 162(m) of the Internal Revenue Code limits to $1 million the tax deduction of public companies for compensation paid to their chief executive officers and the four other most highly compensated executive officers. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. Our Committee’s general intent is to design and administer the executive compensation programs in a manner that will preserve the deductibility of compensation payments to executive officers. However, this goal is secondary in importance to achievement of our compensation philosophy discussed earlier in this report, including managing Constellation Energy in the best long-term interests of its stockholders. We previously adopted, and our shareholders approved, the Executive Annual Incentive Plan and the Executive Long-Term Incentive Plan in order to meet the performance-based qualification under the Internal Revenue Code. While we adopted the above-mentioned plans, we feel it is appropriate to maintain the flexibility of our Committee to exercise judgment in assessing an executive’s performance in order to achieve the desired compensation objectives, which may result in certain nondeductible compensation payments from time to time.

Robert J. Lawless, Chairman	Lynn M. Martin
Douglas L. Becker	Michael D. Sullivan
Freeman A. Hrabowski, III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Constellation Energy’s directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Constellation Energy common stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the Constellation Energy directors and executive officers, all required filings were timely made in 2005.

PROPOSAL NO.2:    RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS CONSTELLATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

Vote Required; Recommendation of the Board of Directors

Approval of the proposal to ratify PricewaterhouseCoopers LLP as Constellation Energy’s independent registered public accounting firm for the year 2006 requires the affirmative vote of a majority of the votes cast by holders of shares of Constellation Energy common stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and “broker non-votes” have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

General

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of Constellation Energy for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has been Constellation Energy’s independent auditors since 1941. A member of PricewaterhouseCoopers LLP will be at the annual meeting and will have the opportunity to make a statement and answer appropriate questions. If the shareholders fail to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm, the Audit Committee will reconsider its selection.

Fees

Below is a breakdown of fees paid to PricewaterhouseCoopers LLP in 2004 and 2005:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2004	$7,752,473	$1,081,097	$72,977	$0
2005	$6,606,982	$567,707	$74,250	$0

The “Audit Fees” category includes approximately $3.9 million and $2.7 million for 2004 and 2005, respectively, of fees paid to PricewaterhouseCoopers LLP in connection with its performance of Sarbanes-Oxley Section 404 attestation procedures. The “Audit-Related Fees” category for 2004 includes approximately $0.8 million of advisory services with respect to preparing for Sarbanes-Oxley Act Section 404 attestation. The “Audit-Related Fees” category for 2004 and 2005 also includes fees paid in connection with other services related to our annual audit and interim reviews including statutory audits and, for 2005, services related to the merger with FPL Group. The “Tax Fees” category consists, for 2004 and 2005, of fees paid in connection with executive tax services.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of Constellation Energy’s independent registered public accounting firm. As part of this responsibility, the Audit Committee has adopted an Audit and Non-Audit Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. All services to be provided by the independent registered public accounting firm as well as the related fees must be pre-approved by the Audit Committee and all such services and fees were pre-approved in 2004 and 2005. The Chairman of the Audit Committee has been delegated the authority to specifically pre-approve services, which pre-approval is subsequently reviewed with the Committee. In no event may pre-approval authority be delegated to Constellation Energy management. In the course of carrying out its responsibilities, the Audit Committee considers whether services proposed to be performed by the independent registered public accounting firm are consistent with the rules promulgated by the Securities and Exchange Commission on auditor independence. The Audit Committee also considers the independent registered public accounting firm’s familiarity with Constellation Energy’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance Constellation Energy’s ability to manage or control risk or improve audit quality.

P ROPOSAL NO.3: SHAREHOLDER PROPOSAL

Vote Required; Recommendation of the Board of Directors

Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Constellation Energy common stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and “broker non-votes” have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS MAKES NO VOTING RECOMMENDATION WITH RESPECT TO THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE COUNTED AS ABSTENTIONS.

General

Constellation Energy has been advised by the International Brotherhood of Electrical Workers Pension Benefit Fund, 900 Seventh Street, N.W., Washington, DC 20001, that it holds 4,033 shares of common stock and that the following proposal will be presented for action at the annual meeting:

RESOLVED, That the shareholders of Constellation Energy Group Inc. (“Company”) urge that the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of establishing annual elections for directors. The Board of Directors declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.

Stockholder’s Supporting Statement

We believe the election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interests of our Company and its stockholders for the following reasons.

Constellation Energy Group’s board of directors is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually, which we believe would give stockholders an opportunity to register their views on the performance of the board collectively and each director individually.

We believe that electing directors annually is one of the best methods available to stockholders to ensure that Constellation Energy Group, Inc. is managed in the best interests of stockholders. A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February 2003) looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual director elections) and firm value, though the study did not break out the impact of individual governance practices.

In our view, annual director elections is a growing trend. In 2005, according to IRRC, more than 30 companies - including Raytheon, Prudential Financial, Northrop Grumman, and Goldman Sachs - sought and received shareholder approval to declassify their boards. This number was up sharply from the previous year.

We regard as unfounded the concern expressed by some that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders. In the unlikely event that stockholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and would reflect the need for change.

We urge you to vote FOR this resolution.

Constellation Energy’s Response to Shareholder Proposal

The Board of Directors has considered the proposal set forth above relating to declassifying the Board of Directors and has determined not to oppose the proposal and to make no voting recommendation on the proposal to shareholders.

Approval of this shareholder proposal would not automatically eliminate Constellation Energy’s classified board structure. However, if shareholders approve this proposal, the Board of Directors, to the extent consistent with its fiduciary duty to act in a manner it believes to be in the best interests of Constellation Energy and its shareholders, will abide by the vote of shareholders and will present for a vote of shareholders at the 2007 annual meeting an amendment to the Constellation Energy charter that, if approved, would eliminate the classified board structure.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR NEXT YEAR

For inclusion in next year’s proxy statement: Any Constellation Energy shareholder who desires to include a proposal in the proxy statement for the 2007 annual meeting must deliver it so that it is received by July 9, 2007.

For presentation at the next annual meeting of shareholders: Under the current Constellation Energy by-laws, any shareholder who wants to propose a nominee for election as a director or to present a proposal at the 2007 annual meeting must deliver it so it is received by August 23, 2007.

If the 2007 annual meeting is advanced or delayed by more then 30 calendar days from November 6, 2007, Constellation Energy will inform shareholders of such change and the new dates for submitting shareholder proposals for inclusion in the 2007 annual meeting proxy statement or for presentation at the 2007 annual meeting.

These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in Constellation Energy’s proxy statement under the rules of the SEC.

Any proposals must be sent, in writing, to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202. Proposals will not be accepted by facsimile.

ANNEX A

CHARTER OF

THE AUDIT COMMITTEE OF

CONSTELLATION ENERGY GROUP, INC.

Membership

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Constellation Energy Group, Inc. (the “Company”) shall consist of at least three directors. The Board shall appoint each Committee member. In addition to meeting the criteria for Board membership set forth in the Company’s Corporate Governance Guidelines, each Committee member shall be independent as determined pursuant to the Corporate Governance Guidelines and shall meet such requirements, if any, as mandated by the New York Stock Exchange and relevant listing standards and in accordance with the requirements of applicable laws, rules and regulations. Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment and qualify as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Committee members shall hold office for one year and until their respective successors are elected and qualified, or until their earlier resignation, removal or death. The Board shall fill all vacancies and have the right to remove members, as specified in the Company’s bylaws and/or Charter. The Board shall designate one of the members to serve as Chairman of the Committee.

Meetings/Reports

The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee, but in no event less frequently than once per calendar quarter. The Chairman (or in the Chairman’s absence, another member of the Committee designated by the Chairman) shall call and preside over meetings of the Committee. The Secretary of the Company (or in the Secretary’s absence, another individual designated by the Chairman or the Secretary) shall serve as Secretary of the Committee. The Secretary shall provide notice personally or by mail, telephone, facsimile or electronically to each member of the Committee of all meetings, not later than 12:00 p.m. (Eastern Standard Time) on the day immediately preceding the scheduled meeting date, unless those members who are not able to attend such meeting waive in writing (either in advance or following such meeting) the right to such notice. Attendance at any meeting by a member shall also be deemed to constitute a waiver of the above notice requirement unless at the meeting such member clearly announces his or her objection to the failure to provide such advance notice and such member does not otherwise attend or participate in such meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Secretary shall keep written minutes of the proceedings and actions of the Committee.

Charter of Audit Committee

Adopted October 21, 2005

Periodically, the Committee will meet privately in separate executive sessions, with each of management, the internal auditors and the independent auditor.

The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. Each Committee member shall perform an annual evaluation of the Committee, as administered by the Nominating and Corporate Governance Committee.

Purpose

The purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s internal auditors and independent auditor; (v) risk assessment; and (vi) risk management. In addition, the Committee shall prepare the Committee report required by the proxy rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s proxy statement. The Committee is responsible for maintaining free and open communication between the Committee, the independent auditor, the internal auditors, and management of the Company and resolving any disagreements between management and the independent auditor regarding financial reporting.

In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that the Company’s financial statements are complete and accurate, or prepared in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company, and it is the responsibility of the Company’s independent auditor to audit the Company’s financial statements.

The Committee, without having to seek Board or management approval, has the authority to conduct or authorize investigations into any matters within its scope of responsibilities, with the power to retain, at the Company’s expense, independent legal, accounting or other advisors if, in its judgment, that is appropriate. The Company shall make adequate provisions for the payment of all fees and other compensation approved by the Committee to the Company’s independent auditor, or to any consultants or experts employed by the Committee.

Responsibilities

Engagement and Oversight of Independent Auditor and Annual Audit

•

The Committee shall be responsible for the appointment (subject to shareholder ratification, if such ratification is required or sought), evaluation, termination and replacement of the Company’s independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting and approval of engagement fees and terms. The independent auditor shall report directly to the Committee. The Committee shall pre-approve all audit services and

Charter of Audit Committee

Adopted October 21, 2005

permitted non-audit services to be performed for the Company by the independent auditor. The Committee may adopt policies and procedures for the pre-approval of audit and permitted non-audit services (including pre-approval of fees), as permitted by applicable laws, rules and regulations.

•	The Committee shall monitor the independence of the independent auditor. The Committee shall require that the independent auditor submit to the Committee on an annual basis the Auditor’s Statement, as defined herein. The Committee shall review with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	Prior to the performance of the independent auditor’s annual audit, the Committee shall review the cost, scope and general plans for the audit and any attestations required to be provided by the independent auditor, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audit and/or attestation. At the conclusion of the audit and attestation, the Committee shall review the results of the audit and attestation and any comments or recommendations of the independent auditor, including management’s responses. The Committee shall review with the independent auditor any difficulties the auditor encountered in the course of the audit/attestation work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any disagreements with management. In addition, the Committee shall review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but were not included in the financial statements, and any material written communication, including any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor to the Company.

•	The Committee shall review and evaluate the qualifications, performance and independence of lead audit partners, discuss the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the independent auditor. The Committee shall ensure the regular rotation of the lead audit partner, as required by law.

Reports from Independent Auditor

•	Annually, the Committee shall review a report (the “Auditor’s Statement”) by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) the relationships between the independent auditor and the Company or any affiliate, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1.

•

Quarterly and prior to the release of the Company’s earnings for such quarter or the fiscal year, as appropriate, the Committee shall obtain from the independent auditor a report detailing: (i) critical accounting policies and practices to be used; (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the

Charter of Audit Committee

Adopted October 21, 2005

Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) a summary of fees and expenses in a format sufficient for the Company to meet its reporting obligations under applicable laws, rules and regulations; and (iv) other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable laws, rules and regulations, and listing standards.

•	Annually, the Committee shall obtain from the independent auditor a report on its compliance with Section 10A of the Securities Exchange Act of 1934.

Accounting and Financial Reporting

•	The Committee shall meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements to be included in the Company’s annual report on Form 10-K, including reviewing the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (i) the independent auditor’s opinion with respect to the clarity of disclosures in the financial statements, (ii) the independent auditor’s judgment as to the quality of the accounting principles used in the preparation of the financial statements, (iii) any changes in the accounting policies or principles applied by the Company, (iv) the reasonableness of significant judgments, (v) any material correcting adjustments that have been identified by the independent auditor, and any material unadjusted differences, (vi) any major issues as to the adequacy of the Company’s internal control over financial reporting, and (vii) any special steps taken in light of any material control deficiencies or weaknesses. The Committee shall also discuss the results of the annual audit and any required attestation and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as it may be amended or supplemented from time-to-time including by SAS No. 90. Based on such discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K. The Committee shall also authorize the filing of the Company’s annual report on Form 10-K.

•	The Committee shall meet to review and discuss with management and the independent auditor the Company’s quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, including reviewing the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and shall (i) discuss the independent auditor’s opinion with respect to such financial statements to determine that management and the independent auditor are satisfied with the content and disclosures in the financial statements that are included in the Company’s quarterly reports on Form 10-Q; (ii) discuss with the independent auditor the matters required to be discussed by SAS No. 61; and (iii) discuss the results of the independent auditor’s review of the Company’s quarterly financial information conducted in accordance with SAS No. 71.

•	Quarterly, the Committee shall discuss any issues regarding critical accounting policies, accounting principles, practices and judgments, and any significant unusual non-operating or non-recurring items.

Charter of Audit Committee

Adopted October 21, 2005

•	Periodically, the Committee shall discuss with management, the internal auditors and the independent auditor the effect of new proposed regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements and other public disclosures.

Earnings and Other Financial Information

•	The Committee shall discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussions of the types of information to be disclosed and type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

Proxy and Other Reports

•	The Committee shall prepare any report that is required to be prepared by the Committee and included in the Company’s proxy statement or any other required report. The Committee shall review any public disclosures to be made by the Company regarding audit and non-audit services provided by the independent auditor.

Internal Audit Function

•	Periodically, the Committee shall review the internal audit function of the Company, including the independence of its reporting obligations and the adequacy of the internal audit staffing.

•	Periodically, the Committee shall review and approve the proposed internal audit plans, and review progress reports on the conduct of the internal audit plan, a summary of findings from completed internal audits, and the status of open recommendations from previously completed internal audits.

•	The Chairman of the Committee shall be consulted prior to the appointment or removal of the head of internal audit.

Internal Controls

•	Quarterly the Committee shall discuss with management, the independent auditor and the internal auditors the Company’s disclosure controls and procedures and internal control over financial reporting (as defined by the rules of the SEC and the Public Company Accounting Oversight Board) and management’s evaluation of the effectiveness of such controls and procedures, as well as any required attestations to be provided by the independent auditor.

•	Quarterly the Committee shall discuss with management any report or certification required to be included in the Company’s quarterly reports on Form 10-Q or annual report on Form 10-K, including with respect to: (i) the design and operation of internal control over financial reporting; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and (iii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Charter of Audit Committee

Adopted October 21, 2005

•	Periodically, the Committee shall discuss with management, the independent auditor and the internal auditor, the adequacy and effectiveness of the Company’s other internal controls, elicit recommendations for the improvement of such other internal controls and review management’s responses thereto.

Legal/Compliance

•	Periodically, the Committee shall meet with the Company’s General Counsel to discuss any legal matters that could have a material impact on the Company’s financial statements, and the Company’s compliance with applicable laws, rules and regulations and listing standards. In addition, the Committee shall periodically meet with the General Counsel to receive and discuss a report on any material violations or potential material violations of law, breaches of duty to the Company and other substantial legal concerns, such as significant litigation and contingent liabilities, which have come to the attention of the General Counsel. The Committee shall meet at least annually in executive session with the General Counsel to review the foregoing matters.

•	Periodically, the Committee shall meet with the Chief Compliance Officer and other management with respect to the Company’s compliance program generally, and review: (i) the dissemination of the Company’s Principles of Business Integrity; (ii) the Chief Compliance Officer’s review of compliance communications and training sessions generally, including their effectiveness; (iii) the results of any audits relating to compliance with laws or standards of conduct; (iv) the reporting system established under the Company’s compliance program; and (v) any recommendations made by the Chief Compliance Officer to management and implementation actions by management. The Committee shall meet at least annually in executive session with the Chief Compliance Officer to review the foregoing matters.

•	The Committee shall provide direction to the Chief Compliance Officer, Chief Financial Officer and Chief Audit Officer regarding any reported concerns regarding accounting, internal accounting controls or auditing matters.

•	The Committee shall report to the Board as needed with respect to the Committee’s meetings with the General Counsel, Chief Compliance Officer and other management, and with respect to the compliance program generally.

Risk Management

•	Periodically, the Committee shall review and discuss with management the Company’s major risk exposures (whether financial, operating or otherwise) and the measures management has taken to monitor, measure and control such exposures, including the guidelines and policies that govern the process by which risk assessment and management is undertaken and elicit recommendations for the improvement of the Company’s risk assessment and mitigation procedures.

Receipt of Complaints

•	The Committee shall establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Charter of Audit Committee

Adopted October 21, 2005

•	The Committee shall periodically review with management and the independent auditor any correspondence with, or action by, regulators or government agencies or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters.

Employment of Former Audit Staff

•	The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditor, which shall meet the requirements of applicable laws, rules and regulations and listing standards.

Delegation

•	The Committee may delegate any of its responsibilities to one or more members of the Committee, to the extent permitted by applicable laws, rules and regulations and listing standards.

Charter of Audit Committee

Adopted October 21, 2005

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

December 8, 2006

COMMON STOCK

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

THE BOARD OF DIRECTORS MAKES NO VOTING RECOMMENDATIONS WITH RESPECT TO PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN

1. THE ELECTION OF CLASS I DIRECTORS FOR A TERM TO EXPIRE IN 2009:					2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.	☐	☐	☐
		NOMINEES:			3.	SHAREHOLDER PROPOSAL.	☐	☐	☐
☐	FOR ALL NOMINEES	0	Douglas L. Becker
		0	Edward A. Crooke		PLEASE VOTE AND SIGN BELOW AND RETURN IN THE
☐	WITHHOLD AUTHORITY	0	Mayo A. Shattuck III		ENCLOSED ENVELOPE.
	FOR ALL NOMINEES	0	Michael D. Sullivan

☐	FOR ALL EXCEPT
	(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					Please check this box if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONSTELLATION ENERGY GROUP, INC.

Common Stock Proxy for Annual Meeting of Shareholders - December 8, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Mayo A. Shattuck III and Michael D. Sullivan (or their substitutes, or one acting alone in the absence of the other), as proxies, with power to each to appoint a substitute and to revoke the appointment of such substitute, to vote all shares of common stock of Constellation Energy Group, Inc. which the undersigned is entitled to vote at the annual meeting to be held on December 8, 2006, and at any adjournments thereof, in the manner specified on the reverse side of this card with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and in their discretion on any other business that properly comes before the annual meeting.

Shares represented by all properly executed proxies will be voted at the annual meeting in the manner specified. If no specification is made, votes will be cast “FOR” each director, “FOR” Proposal 2 and “ABSTAIN” on Proposal 3.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

December 8, 2006

CONSTELLATION ENERGY GROUP, INC.

EMPLOYEE SAVINGS PLAN

Please date, sign and mail

your Voting Instructions Card

in the envelope provided as

soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

THE BOARD OF DIRECTORS MAKES NO VOTING RECOMMENDATIONS WITH RESPECT TO PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN

1.	THE ELECTION OF CLASS I DIRECTORS FOR A TERM TO EXPIRE IN 2009:				2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.	☐	☐	☐

		NOMINEES:			3.	SHAREHOLDER PROPOSAL.	☐	☐	☐
☐	FOR ALL NOMINEES	0	Douglas L. Becker
		0	Edward A. Crooke		PLEASE VOTE AND SIGN BELOW AND RETURN IN THE
☐	WITHHOLD AUTHORITY	0	Mayo A. Shattuck III		ENCLOSED ENVELOPE.
	FOR ALL NOMINEES	0	Michael D. Sullivan

☐	FOR ALL EXCEPT
	(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					Please check this box if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:

Note:	Please sign exactly as your name appears on this Voting Instructions Card.

CONSTELLATION ENERGY GROUP, INC.

To Participants in the

Constellation Energy Group Employee Savings Plan (the “Plan”)

The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on December 8, 2006, are being furnished to you by Constellation Energy Group, Inc. (“Constellation Energy”) on behalf of the Trustee under the Plan.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by December 4, 2006.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the Voting Instructions Card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Plan Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instructions Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

Marcia B. Behlert

Plan Administrator

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

These Voting Instructions are requested in conjunction with a proxy solicitation by the Board of Directors of

CONSTELLATION ENERGY GROUP, INC.

TO:	T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE
CONSTELLATION ENERGY GROUP EMPLOYEE SAVINGS PLAN.

I hereby instruct T. Rowe Price Trust Company, as directed Trustee under the Constellation Energy Group Employee Savings Plan (“Plan”), to vote by proxy, all shares of common stock of Constellation Energy credited to my account under the Plan at the annual meeting of shareholders of Constellation Energy to be held on December 8, 2006, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement), and Mayo A. Shattuck III and Michael D. Sullivan (or their substitutes, or one acting alone in the absence of the other), in their discretion shall vote in person on any other business as may properly come before the annual meeting.

The shares credited to your account will be voted as directed. If the card is not signed, or if the card is not received by December 4, 2006, the shares credited to your account will be voted in the same proportion as directions received from participants. If no instructions are specified on a signed card, the shares credited to your account will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy: “FOR” all director nominees, “FOR” Proposal 2 and “ABSTAIN” on Proposal 3.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

December 8, 2006

CONSTELLATION ENERGY GROUP, INC.

REPRESENTED EMPLOYEE SAVINGS PLAN

FOR NINE MILE POINT

Please date, sign and mail

your Voting Instructions Card

in the envelope provided as

soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

THE BOARD OF DIRECTORS MAKES NO VOTING RECOMMENDATIONS WITH RESPECT TO PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN

1.	THE ELECTION OF CLASS I DIRECTORS FOR A TERM TO EXPIRE IN 2009:				2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.	☐	☐	☐

		NOMINEES:			3.	SHAREHOLDER PROPOSAL.	☐	☐	☐
☐	FOR ALL NOMINEES	0	Douglas L. Becker
		0	Edward A. Crooke		PLEASE VOTE AND SIGN BELOW AND RETURN IN THE
☐	WITHHOLD AUTHORITY	0	Mayo A. Shattuck III		ENCLOSED ENVELOPE.
	FOR ALL NOMINEES	0	Michael D. Sullivan

☐	FOR ALL EXCEPT
	(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					Please check this box if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:

Note:	Please sign exactly as your name appears on this Voting Instructions Card.

CONSTELLATION ENERGY GROUP, INC.

To Participants in the

Represented Employee Savings Plan for Nine Mile Point, (the “Plan”)

The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on December 8, 2006, are being furnished to you by Constellation Energy Group, Inc. (“Constellation Energy”) on behalf of the Trustee under the Plan.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by December 4, 2006.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the Voting Instructions Card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Plan Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instructions Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

Marcia B. Behlert

Plan Administrator

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

These Voting Instructions are requested in conjunction with a proxy solicitation by the Board of Directors of

CONSTELLATION ENERGY GROUP, INC.

TO:	T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE
REPRESENTED EMPLOYEE SAVINGS PLAN FOR NINE MILE POINT.

I hereby instruct T. Rowe Price Trust Company, as directed Trustee under the Represented Employee Savings Plan for Nine Mile Point, (the “Plan”), to vote by proxy, all shares of common stock of Constellation Energy credited to my account under the Plan at the annual meeting of shareholders of Constellation Energy to be held on December 8, 2006, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement), and Mayo A. Shattuck III and Michael D. Sullivan (or their substitutes, or one acting alone in the absence of the other), in their discretion shall vote in person on any other business as may properly come before the annual meeting.

The shares credited to your account will be voted as directed. If the card is not signed, or if the card is not received by December 4, 2006, the shares credited to your account will be voted in the same proportion as directions received from participants. If no instructions are specified on a signed card, the shares credited to your account will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy: “FOR” all director nominees, “FOR” Proposal 2 and “ABSTAIN” on Proposal 3.

(Continued and to be signed on the reverse side)